Exhibit 4.2

NABORS INDUSTRIES, INC.
as Issuer

and

NABORS INDUSTRIES LTD.,
as Guarantor

and

[_____________]
as Trustee

INDENTURE
Dated as of [_____________]
SUBORDINATED DEBT SECURITIES

Reconciliation and tie between certain Sections
of this Indenture, dated as of [_____________] and
Sections 310 through 318, inclusive, of
the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	6.10
	(b)	6.10
	(c)	N/A
311	(a)	6.11
	(b)	6.11
	(c)	N/A
312	(a)	2.06
	(b)	15.03
	(c)	15.03
313	(a)	6.06
	(b)	6.06
	(c)	6.06
	(d)	6.06
314	(a)	3.03
	(a)(4)	3.04
	(b)	N/A
	(c)(1)	15.04
	(c)(2)	15.04
	(c)(3)	N/A
	(d)	N/A
	(e)	15.05
315	(a)	6.01
	(b)	6.05
	(c)	6.01
	(d)	6.01
	(e)	5.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	5.05
	(a)(1)(B)	5.04
	(a)(2)	N/A
	(b)	5.07
	(c)	N/A
317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	2.05
318	(a)	15.01

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

(i)

THIS INDENTURE dated as of [_____________], is among Nabors Industries, Inc., a Delaware corporation (the “Company”), each Guarantor, if any, and [_____________], as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debentures, subordinated notes or other evidences of subordinated indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company and of each Guarantor, if any, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE One
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                          Definitions.

“Additional Securities” means any Securities issued under this Indenture in accordance with Section 2.03, as part of the same series as an existing series to the extent outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Authenticating Agent” has the meaning set forth under Section 2.03 hereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. or State law or any similar foreign law for the relief of debtors.

“Board of Directors” of any Person means the board of directors, board of managers (or other comparable governing body) of such Person or any committee thereof or committee of officers duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office” means with respect to the Trustee, the office at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 15.02 and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Company in accordance with Section 15.02 and the Holders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligations created or assumed by such Person and any guarantee of the foregoing.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Securities” attached thereto.

“Depositary” means The Depository Trust Company and its successors.

“Discount at Issue Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof.

“Euroclear” means Euroclear Bank N.V./S.A. or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Floating or Adjustable Rate Provision” means a formula or provision, specified in or pursuant to a resolution of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or a supplemental Indenture, providing for the determination, whether pursuant to objective factors or pursuant to the sole discretion of any Person (including the Company or one or more officer designees thereof), and periodic adjustment of the interest rate borne by a Floating or Adjustable Rate Security.

“Floating or Adjustable Rate Security” means any Security which provides for interest thereon at a periodic rate that may vary from time to time over the term thereof in accordance with a Floating or Adjustable Rate Provision.

“Foreign Currency” means a currency used by the government of a country other than the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Global Security” means a permanent global security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Securities” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.07(f) which is required to be placed on all global securities issued under this Indenture.

“Guarantor” means NIL and/or any other Person to the extent that any of such Persons have guaranteed any of the Securities pursuant to Article Nine until a successor Person shall have assumed the obligations of NIL and/or such other person pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person(s).

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions of this instrument, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.02.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” has the meaning assigned to such term in the applicable Securities.

“Issue Date” means the first date on which the Securities are issued under this Indenture.

“Issuer Order” means a written request or order signed in the name of the Company by (i) any single Officer of the Company, or (ii) any Person designated in an Issuer Order of the Company previously delivered to the Trustee for Securities of any series by any Officer of the Company and delivered to the Trustee for Securities of any series.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

“NIL” means Nabors Industries Ltd., a Bermuda exempted company.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice Chairman of the Board of Directors, any Vice President (including any Vice President, whether or not designated by a number or a word or words added before or after the title “Vice President”), the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person, one of who must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Person and that complies with Section 15.04 and Section 15.05 of this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee and that complies with Section 15.04 and Section 15.05 of this Indenture. Such counsel may be an employee of or counsel to the Company or the Guarantor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth under Section 2.04 hereof.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“PIK Securities” means any series of Securities where interest is payable, whether or not at at the election of the Company or a Holder of such Security, in additional Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the price at which the Securities may be redeemed, as set forth in the form of Securities.

“Registrar” has the meaning set forth under Section 2.04 hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned by each of the Trustee to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means debentures, notes or other evidences of indebtedness issued from time to time, in one or more series under this Indenture and includes Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Senior Debt” means (i) all Debt of the Company, whether currently outstanding or hereafter issued, unless by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities, and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, or other evidence of Debt issued in exchange for such Debt; provided that in no such event shall “Senior Debt” include (x) Debt of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (y) Debt to trade creditors or (z) any liability for taxes owed or owing by the Company.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, (y) such first Person or any of the Subsidiaries of such first Person is a controlling general partner or otherwise controls such entity and (z) such entity is consolidated in the consolidated financial statements of such first Person in accordance with GAAP.

“Taxes” means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of the Government of Bermuda or by an authority or agency therein or thereof having the power to tax, including any interest, penalties or other charges in respect thereof.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date, except as provided in Section 8.03.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“U.S. Government Obligations” means nonredeemable direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 1.02.                          Other Definitions.

Term	Defined in Section
“Additional Amounts”	Section 3.07
“Authorized Agent”	Section 15.10
“Covenant Defeasance”	Section 7.03
“Event of Default”	Section 5.01
“Guaranteed Securities”	Section 9.03(a)
“Guarantees”	Section 9.03(a)
“Indenture Obligations”	Section 9.03(a)
“Judgment Currency”	Section 15.12
“Notice of Default”	Section 5.01(iii)
“Payment Blockage Notice”	Section 14.01
“Payment Blockage Period”	Section 14.01
“Paying Agent”	Section 2.04
“Registrar”	Section 2.04
“Senior Nonmonetary Default”	Section 14.01
“Territory”	Section 3.07

SECTION 1.03.                          Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any Guarantor (if applicable).

All other terms used in this Indenture, and not otherwise defined herein, that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them. All references in this Indenture to “Sections” or “Articles” are to Sections or Articles, as applicable, of this Indenture, unless otherwise expressly indicated.

SECTION 1.04.                          Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa and (7) provisions apply to successive events and transactions.

ARTICLE Two
THE SECURITIES

SECTION 2.01.                          Form and Dating.

(a)                 General. The Securities, any notations thereon relating to the Guarantees and the Trustee’s or the Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture, the terms of which are hereby incorporated into this Indenture, or in such other form or forms as shall be established by or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or in one or more indentures supplemental to this Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such notations, legends or endorsements required by law, securities exchange rule, the Depositary, any Agent, authenticating agent, conversion agent or any other agent with respect to the Securities of the series, the Company’s certificate of incorporation, bylaws, agreements to which the Company is subject, if any, or usage, as may be determined by the officers executing such Securities and the Guarantee (if applicable), as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the authentication and delivery of such Securities.

(b)                Global Securities. Securities issued in global form shall include the Global Security Legend contained in Exhibit A and the Schedule of Exchanges of Interests in the Global Security attached thereto. Securities issued in definitive form shall not include the Global Security Legend contained in Exhibit A or the Schedule of Exchanges of Interests in the Global Security attached thereto. Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c)                 Definitive Securities. Notwithstanding any other provision of this Article Two, any issuance of Definitive Securities shall be at the Company’s discretion, except in the specific circumstances set forth in Section 2.07(a).

SECTION 2.02.                          Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or established in one or more indentures supplemental hereto:

(a)                 the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b)                any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series and except for any Securities which are deemed never to have been authenticated and delivered hereunder);

(c)                 the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the record date for such interest;

(d)                the date or dates, or the method or methods (and related procedures) by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(e)                 whether the series of Securities will be issued in combination with other securities registered under the registration statement relating to the series of Securities;

(f)                  whether the Securities of the series will be subject to optional redemption or purchase at the option of the holders thereof or the Company or required to be redeemed or purchased upon the occurrence of certain events, including without limitation a change of control, and the terms of any such redemption or purchase;

(g)                the rate or rates at which the Securities of the series shall bear interest, if any, or the Floating or Adjustable Rate Provision pursuant to which such rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the record date for any interest payable on any Interest Payment Date;

(h)                whether the Securities of the series are to be secured and the extent of such security, if applicable;

(i)                  the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(j)                  if applicable, the period or periods within which, the price or prices at which (including premium, if any) and the terms and conditions upon which Securities of the series shall be redeemed, in whole or in part, at the option of the Company pursuant to a sinking fund or otherwise;

(k)                the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(l)                  if applicable, the terms of any right to convert or exchange Securities of the series into any securities or property of the Company or other issuers;

(m)               if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof (or the equivalent thereof in one or more Foreign Currencies, currency units or composite currencies), the denominations in which Securities of the series shall be issuable;

(n)                if the amount of payments of principal of (or premium, if any) or interest, if any, on any Securities of the series may be determined with reference to one or more indices, the manner in which such amounts shall be determined;

(o)                if other than currency of the United States, one or more Foreign Currencies, currency units or composite currencies in which the Securities of the series are to be denominated;

(p)                if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable;

(q)                the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities will be issued and, if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable under any applicable federal or state bankruptcy or similar law pursuant to Section 5.03;

(r)                  the Depositary or Depositaries for the Global Security or Global Securities and any circumstance other than those set forth in Section 2.07 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered or, if the Securities of the series are not to be issued in the form of one or more Global Securities, the terms of any Securities to be issued in the form of Definitive Securities;

(s)                 whether the Securities are to be issued as Discount at Issue Securities;

(t)                  whether the interest, if any, on the Securities is to be payable, at the election of the Company or a holder thereof, in cash or in PIK Securities and the period or periods within which, and the terms and conditions upon which, such election may be made;

(u)                any other event or events of default applicable with respect to the Securities of the series in addition to those provided in Section 5.01;

(v)                any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of the series, or any combination of such covenants, warranties or provisions;

(w)               any restriction or condition on the transferability of the Securities of the series;

(x)                any Agent, authenticating agent, conversion agent or any other agents with respect to the Securities of the series;

(y)                whether the Securities of the series shall have the benefits of any Guarantee and, if so, whether such Guarantee will be by NIL only or by one or more of NIL and/or any other Guarantor jointly and severally and the terms and provisions applicable to any such Guarantee; and

(z)                 any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to one or more resolutions of the Board of Directors of the Company, any Officers’ Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to one or more resolutions of the Board of Directors of the Company, an Officers’ Certificate or Issuer Order, a copy of such action shall be delivered to the Trustee.

SECTION 2.03.                           Execution and Authentication. One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee or, as the case may be, an Authenticating Agent, shall authenticate and deliver Securities of any series executed by the Company and delivered to the Trustee or Authenticating Agent for authentication along with an Issuer Order. Such Issuer Order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated and either detail or attach the information from Section 2.02. The Company may issue Additional Securities under this Indenture. In authenticating such Securities, the Trustee shall receive, and shall be entitled to conclusively rely upon, an Opinion of Counsel substantially to the effect that:

(a)                 if the form of such Securities has been established by or pursuant to one or more resolutions of the Board of Directors of the Company, provided for in an Officers’ Certificate or Issuer Order or in one or more indentures supplemental to this Indenture, that such form has been established in conformity with the provisions of this Indenture; and

(b)                such Securities, when authenticated and delivered by the Trustee or, as the case may be, an Authenticating Agent, and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The aggregate principal amount of Securities outstanding at any time for any series of Securities may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to the Issuer Order for that series, except for the issuance of additional Securities with respect to PIK Securities and as provided in Section 2.09. Subject to the foregoing, the aggregate principal amount of Securities that may be issued under this Indenture shall not be limited.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or any of their respective Affiliates.

The Trustee initially appoints [_____________] as the authenticating agent and the Company hereby accepts such appointment.

SECTION 2.04.                          Registrar and Paying Agent. The Company shall maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Guarantor, if any, or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints [_____________] as Registrar and Paying Agent for the Securities at its corporate trust office. The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be The City of New York, and the Company hereby appoints [_____________] as its Paying Agent in The City of New York, at its corporate trust office in such city, the intention of the Company being that the Securities shall at all times be payable in The City of New York.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent and authenticating agent, and the Company’s obligations under Section 6.07 to compensate and indemnify the Trustee shall extend likewise to each Agent and authenticating agent.

The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Security.

SECTION 2.05.                          Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, Additional Amounts, if any, or interest, if any, on the Securities, whether such money shall have been paid to it by the Company or any Guarantor, and will notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.06.                          Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.                          Transfer and Exchange.

(a)                 Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.08. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(i)                  the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days; or

(ii)                there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Securities for Definitive Securities.

Upon the occurrence of any of the events in clause (i) or (ii) above, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company, any Guarantor, nor the Trustee or the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Guarantor, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes of this Indenture.

(b)                Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following provisions of this Section 2.07, as applicable:

(i)                  Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect such transfers.

(ii)                All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to (i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)              (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)               (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.07(b)(ii) (B) (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, or the Securities or otherwise applicable under the Securities Act, the principal amount of each relevant Global Security shall be adjusted pursuant to Section 2.07(g).

(c)                 If any holder of a beneficial interest in Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(g), and the Company shall execute and, upon receipt of an Issuer Order, the Trustee or, as the case may be, an Authenticating Agent, shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee or, as the case may be, an Authenticating Agent, shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d)                A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time, in each case in accordance with the Applicable Procedures. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Global Securities.

(e)                 A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon receipt by the Registrar of a request by a Holder of Definitive Securities to register a transfer or exchange of Definitive Securities and the presentation or surrender to the Registrar of such Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney duly authorized in writing, the Registrar shall register the Definitive Security pursuant to the instructions from the Holder thereof.

(f)            Global Security Legend. A substantially similar form of the following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH

NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)          Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Registrar in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(i)                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or, as the case may be, an Authenticating Agent, shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(ii)                No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 8.05 and Section 10.07).

(iii)              All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv)               None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption under Section 10.04 and ending at the close of business on such day or (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(v)                Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor, if any, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantor, if any, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(vi)               The Trustee or, as the case may be, an Authenticating Agent, shall authenticate Global Securities and Definitive Securities upon receipt of an Issuer Order and in accordance with the other provisions of Section 2.03 to the extent applicable.

(vii)             All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security and Definitive Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conform with the express requirements hereof.

(ix)               Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.08.                          Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of an Issuer Order, the Trustee or, as the case may be, an Authenticating Agent, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchase”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security. If, after the delivery of such replacement Security, a protected purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith. Every replacement Security is a contractual obligation of the Company.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

SECTION 2.09.                          Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee or, as the case may be, an Authenticating Agent, except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder and those described in this Section 2.09 as not outstanding; provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

The principal amount of a Discount at Issue Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the a Responsible Officer of Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 3.01, it ceases to be outstanding and interest on it, if any, ceases to accrue.

SECTION 2.10.                          Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and, upon receipt of an Issuer Order, the Trustee or, as the case may be, an Authenticating Agent, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon receipt of an Issuer Order, the Trustee or, as the case may be, an Authenticating Agent, shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 2.11.                          Cancellation. The Company or the Guarantor, if any, at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.                          Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in the manner provided in Section 3.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Paying Agent, in the name of and at the expense of the Company) shall send to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.                          Persons Deemed Owners. The Company, the Guarantor, if any, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of or premium, if any, Additional Amounts, if any, or interest, if any, on such Security and for all other purposes. None of the Company, the Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee, any Agent or any authenticating agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.14.                          CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN,” “Common Code” or similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in any such number.

ARTICLE Three
COVENANTS

SECTION 3.01.                          Payment of Securities. The Company shall pay the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, Additional Amounts, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., Eastern time, on that date money deposited by or on behalf of the Company designated for and sufficient to pay all principal, premium, if any, Additional Amounts, if any, and interest, if any, then due.

Further, to the extent lawful, the Company shall pay interest on overdue principal, premium, if any, Additional Amounts, if any, and interest (without regard to any applicable grace period), if any, from time to time on demand at the rate then in effect on the Securities.

SECTION 3.02.                          Maintenance of Office or Agency. So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.04, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.04 to maintain an office or agency in The City of New York where any Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

SECTION 3.03.                          SEC Reports; Financial Statements. The Company and each Guarantor, if any, covenant and agree, so long as any Securities are outstanding, to file with the Trustee copies relating to one of either the Company or any Guarantor, within 15 days after the Company or any Guarantor, as appropriate, files the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company or any Guarantor, as appropriate, is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as appropriate, is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC (after giving effect to any grace period under SEC rules), such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 3.04.                          Compliance Certificate. The Company and any Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement signed by two Officers of the Company (one of whom shall be the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company) and two Officers of each Guarantor, if any (one of whom shall be the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of such Guarantor), which statement need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officers of the Company and Officers of such Guarantor of their duties as such Officers, they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company and such Guarantor, respectively, of their obligations under this Indenture, and further stating, as to each such Officer signing such statement, that to the best of his knowledge, each of the Company and such Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, are taking or proposes to take with respect thereto).

SECTION 3.05.                          Corporate Existence. Subject to Article Four, each of the Company and any Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, under the laws of its jurisdiction of incorporation or formation.

SECTION 3.06.                          Waiver of Stay, Extension or Usury Laws. Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or premium, if any, Additional Amounts, if any, or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and any Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.07.                          Payment of Additional Amounts. Unless otherwise required by Bermuda law, neither the Company nor any Guarantor will deduct or withhold from payments made with respect to the Securities and the Guarantees, if any, on account of any present or future Taxes. In the event that either the Company or any Guarantor is required to withhold or deduct on account of any Taxes due from any payment made under or with respect to the Securities or any Guarantees, as the case may be, the Company or such Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Securities will equal the amount that the Holder would have received if the Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder to the extent: (a) that any Taxes would not have been so imposed but for the existence of any present or former connection between the Holder and Bermuda, other than the mere receipt of the payment, acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under the Securities, the Guarantees, if any, or this Indenture; (b) of any estate, inheritance, gift, sales, transfer or personal property Taxes imposed with respect to the Securities or any other Taxes payable other than by withholding or deduction, except as described below or as otherwise provided in this Indenture; (b) that any such Taxes would not have been imposed but for the presentation of the Securities, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period; (d) that the Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if: (i) the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and (ii) at least 60 days prior to the first payment with respect to which the Company or such Guarantor shall apply this clause (d), the Company or such Guarantor shall have notified all Holders of the Securities in writing that they shall be required to provide this declaration or claim; (e) any Taxes imposed under Sections 1471 through 1474 of the Code, any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; (f) any Taxes imposed on overall net income or any branch profits Taxes; (g) that a beneficiary or settlor with respect to a fiduciary, a member of a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of a Note in the case of a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment; or (h) any combination of the foregoing. The Company and such Guarantor shall also (w) withhold or deduct such Taxes as required; (x) remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws; (y) use reasonable efforts to obtain from each relevant taxing authority imposing the Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and (z) upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Guarantor and, notwithstanding the Company’s or such Guarantor’s efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

In addition, the Company or any Guarantor will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and additional amounts with respect thereto, payable in Bermuda or the United States, or any political subdivision or taxing authority of or in the foregoing with respect to the creation, issue, offering, enforcement, redemption or retirement of the Securities or Guarantees.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company (or in respect of the Guarantees, such Guarantor) shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal of and premium, if any, Additional Amounts, if any, or interest (including defaulted interest), if any, or any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 3.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 3.07 and express mention of the payment of Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

If payments with respect of the Securities or any Guarantees become subject generally to the taxing jurisdiction of any Territory or any political subdivision or taxing authority thereof or therein having power to tax, other than or in addition to Bermuda or the United States or any political subdivision or taxing authority therein or thereof having power to tax, immediately upon becoming aware thereof the Company shall notify the Trustee in writing of such event, and thereupon the Company or such Guarantor, as the case may be, shall be obligated to pay Additional Amounts in respect thereof on terms corresponding to the terms of the foregoing provisions of this Section 3.07 with the substitution for (or, as the case may be, in addition to) the references herein to Bermuda or any political subdivision or authority therein or thereof having power to tax of references to that other or additional Territory or any political subdivision or authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid. The term “Territory” means for this purpose any jurisdiction in which the Company or any Guarantor, as the case may be, is incorporated or in which it has its place of central management or central control.

The obligations of the Company and any Guarantor under this Section 3.07 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Securities.

ARTICLE Four
CONSOLIDATION, MERGER AND SALE

SECTION 4.01.                          Limitation on Mergers and Consolidations of the Company. The Company shall not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)                  the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, the European Union and Bermuda, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed;

(ii)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Four and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 4.02.                          Limitation on Mergers and Consolidations of any Guarantor. The Guarantor, if any, shall not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)                 the Person formed by such consolidation or amalgamation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all obligations in respect of the Guarantees and the performance of every covenant of this Indenture on the part of the Guarantor to be performed;

(ii)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)               such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Four and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 4.03.                          Successors Substituted. Upon any consolidation or amalgamation of the Company or any Guarantor with, or merger of the Company or any Guarantor into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company or any Guarantor substantially as an entirety in accordance with Section 4.01 or Section 4.02, the successor Person formed by such consolidation or amalgamation or into which the Company or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE Five
DEFAULTS AND REMEDIES

SECTION 5.01.                          Events of Default. For any series of Securities, “Event of Default” means any one of the following events with respect to that series (whatever the reason for such Event of Default, whether or not it shall be occasioned by the provisions of Article Fourteen and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)                 default in the payment of the principal of or premium, if any, on any Security of that series at its Maturity, and continuance of such default for a period of 10 days; or

(ii)                default in the payment of interest, if any, or Additional Amounts, if any, upon any Security of that series when they become due and payable, and continuance of such default for a period of 30 days; or

(iii)               default in the observance or performance, or breach, of any covenant of the Company or any Guarantor in any Security of that series or this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and any Guarantor by the Trustee or to the Company, any Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the applicable series of outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv)               the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(v)                the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either of them to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of the property of the Company or any Guarantor, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor in furtherance of any such action; or

(vi)               the Guarantees applicable to that series, if any, cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or any Guarantor denies or disaffirms its obligations under such Guarantees.

The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default, the Securities and this Indenture.

When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.

SECTION 5.02.                          Acceleration. If an Event of Default with respect to a series of Securities (other than an Event of Default specified in Section 5.01(iv) or Section 5.01(v)) occurs and is continuing, the Trustee by notice to the Company and any Guarantor, or by the Holders of at least 25% in aggregate principal amount of the applicable series of then outstanding Securities by written notice to the Company, any Guarantor and the Trustee, may declare the principal of (or, if any of the Securities of that series are Discount at Issue Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof), premium, if any, Additional Amounts, if any, and accrued and unpaid interest, if any, on all then outstanding such Securities to be due and payable immediately. Upon any such declaration the amounts due and payable on the applicable Securities, as determined in accordance with the next succeeding paragraph, shall be due and payable immediately. If an Event of Default specified in Section 5.01(iv) or Section 5.01(v) occurs, the principal of, premium, if any, Additional Amounts, if any, and interest, if any, on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such an acceleration has occurred and before a judgment for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article Five, the Holders of a majority in aggregate principal amount of the applicable series of outstanding Securities, by written notice to the Company, any Guarantor and the Trustee, may rescind and annul such acceleration and its consequences in relation to the applicable series if:

(a)                 the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i)                 the principal of and premium, if any, on the applicable series of Securities which have become due otherwise than by such declaration of acceleration and Additional Amounts, if any, and interest, if any, thereon at the rate or rates prescribed therefor in such Securities or in this Indenture,

(ii)                all overdue interest, if any, and Additional Amounts, if any, on the applicable series of Securities,

(iii)               to the extent that payment of such interest is lawful, interest upon overdue interest, if any, and overdue Additional Amounts, if any, at the rate or rates prescribed therefor in such Securities or in this Indenture, and

(iv)               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                all Events of Default with respect to that series, other than the non-payment of the principal of the applicable series of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Maturity of Securities is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof and premium, if any, shall become due and payable plus Additional Amounts in respect thereof, if any, and accrued and unpaid interest in respect thereof, if any, to the date of payment.

SECTION 5.03.                          Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, Additional Amounts, if any, or interest, if any, on the applicable series of Securities or to enforce the performance of any provision of such Securities, the related Guarantees, if any, or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities in the applicable series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04.                          Waiver of Existing Defaults. Subject to Section 5.07 and Section 8.02, the Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding may waive an existing Default or Event of Default and its consequences as it relates to that series of Securities by notice to the Trustee (including waivers obtained in connection with a tender offer for such series of Securities or a solicitation of consents in respect of such series of Securities, provided that in each case such offer or solicitation is made to all Holders of such series of Securities on equal terms), except (1) a continuing Default or Event of Default in the payment of the principal of or premium, if any, Additional Amounts, if any, or interest, if any, on the applicable series of Securities or (2) a continuing Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder of the series of Securities affected. Upon any such waiver, such Default shall cease to exist with respect to the applicable series of Securities, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to that series of Securities; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. For the avoidance of doubt, Holders of each separate series of Securities will vote separately with respect to all matters related to such series.

SECTION 5.05.                          Control by Majority. The Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder with respect to such series of Securities. The Trustee, however, may refuse to follow any direction that conflicts with applicable law, this Indenture or the applicable supplemental indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of such series of Securities, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive indemnification from such Holders satisfactory to it against all losses and expenses caused by taking or not taking such action subject to the Trustee’s duty to act with the required standard of care during a default. For the avoidance of doubt, Holders of each separate series of Securities will vote separately with respect to all matters related to such series.

SECTION 5.06.                          Limitations on Suits. Subject to Section 5.07, a Holder may pursue a remedy with respect to this Indenture (including the Guarantees, if any) or the Securities only if:

(i)                 such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)                the Holders of at least 25% in aggregate principal amount of the applicable series of Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)               such Holder or Holders furnish to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)               the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of indemnity; and

(v)                during such 60-day period the Holders of a majority in aggregate principal amount of the applicable series of Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action or forbearances are unduly prejudicial to such Holders).

SECTION 5.07.                          Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Security, on or after any respective due dates expressed in the Security, or to bring suit against the Company or any Guarantor for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 5.08.                          Collection Suit by Trustee. If an Event of Default specified in Section 5.01(i) or Section 5.01(ii) occurs and is continuing (whether or not such payment is prohibited by the provisions of Article Fourteen), the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for (i) the amount of principal of and premium, if any, Additional Amounts, if any, and interest, if any, remaining unpaid on the applicable series of Securities and (ii) interest on overdue principal, if any, premium, if any, Additional Amounts, if any, and, to the extent lawful, interest on overdue interest, if any, and such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, all of which as it relates to such Securities.

SECTION 5.09.                          Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and any Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10.                          Priorities. If the Trustee collects any money or property pursuant to this Article Five, it shall pay out the money in the following order:

First: to the Trustee for amounts due under the Indenture;

Second: subject to Article Fourteen, to Holders for amounts due and unpaid on the applicable series of Securities for principal, premium, if any, Additional Amounts, if any, and interest, if any, ratably and without preference or priority of any kind amongst Holders of the same series of Securities, according to the amounts due and payable on such Securities for principal, premium, if any, Additional Amounts, if any, and interest, if any, respectively; and

Third: to the Company and any Guarantor.

The Trustee, upon prior written notice to the Company and any Guarantor, may fix a record date and payment date for any payment to Holders pursuant to this Article Five. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11.                          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the applicable series of Securities then outstanding.

ARTICLE Six
TRUSTEE

SECTION 6.01.                          Duties of Trustee.

(a)                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                Except during the continuance of an Event of Default:

(i)                 the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein). However, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

(c)                 The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                 this paragraph does not limit the effect of Section 6.01(b) above;

(ii)                the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d)                Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Securities.

(g)                In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost off of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.02.                          Rights of Trustee.

(a)                The Trustee may rely conclusively on any resolution, certificate, statement, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such paper or document.

(b)                Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.

(f)                 The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(g)                In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of a series of Securities, each representing less than a majority in aggregate principal amount of the outstanding Securities of such series, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, shall be taken.

(h)                The Trustee’s rights, privileges, benefits, immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such rights, privileges, benefits, immunities and protections and right to indemnity, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

(i)                 The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(j)                 Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any preliminary prospectus, final prospectus, preliminary offering memorandum, offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any U.S. Federal or State securities or employee benefit plan laws in connection with the Securities.

(k)                The Trustee may request that the Company or any Guarantor, as the case may be, deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Officer, including any person specified as so authorized herein or in any such certificate previously delivered and not superseded.

SECTION 6.03.                          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or any of their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 6.10 and Section 6.11.

SECTION 6.04.                          Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, if any, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 6.05.                          Notice of Defaults. If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of any applicable series of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, Additional Amounts, if any, or interest, if any, on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders of such series of Securities.

SECTION 6.06.                          Reports by Trustee to Holders. By July 15th of each year following the date of issuance of any Securities, the Trustee shall mail to Holders a brief report dated as of July 15 of such year that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee if and when the Securities are listed on any securities exchange.

SECTION 6.07.                          Compensation and Indemnity. The Company and any Guarantor jointly and severally agree to pay to the Trustee from time to time such compensation as agreed to by the Company, any Guarantor and the Trustee, for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and any Guarantor jointly and severally agree to reimburse the Trustee upon request for all reasonable and documented disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and any Guarantor jointly and severally agree to indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for and to hold them harmless against any and all loss, liability, damage, claim, or expense (including reasonable and documented fees and expenses of counsel and taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with this Indenture or the administration of this trust, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company and of defending itself against any third party claim (whether asserted by any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company and any Guarantor promptly of any claim for which it may seek indemnity; however, failure to give such notice shall not relieve the Company or any Guarantor of their obligations. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company and any Guarantor shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Notwithstanding anything herein to the contrary, neither the Company nor any Guarantor shall be obligated to reimburse any fee or expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through negligence or willful misconduct.

To secure the payment obligations of the Company and any Guarantor in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and Additional Amounts, if any, and interest, if any, on the Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.                          Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company and any Guarantor. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(i)                  the Trustee fails to comply with Section 6.10;

(ii)                the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)               a Custodian or public officer takes charge of the Trustee or its property; or

(iv)               the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company or any Guarantor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and any Guarantor. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the obligations of the Company and any Guarantor under Section 6.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.09.                          Successor Trustee by Merger, etc. Subject to Section 6.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10.                          Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310 (a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 6.11.                          Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE Seven
DISCHARGE OF INDENTURE, DEFEASANCE AND COVENANT DEFEASANCE

SECTION 7.01.                          Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the applicable series of Securities (except as provided in the last paragraph of this Section 7.01), and the Trustee, on demand of the Company, shall execute such instruments acknowledging the satisfaction and discharge of this Indenture with respect to such series of Securities, when:

(a)                 either:

(i)                  all outstanding Securities of the applicable series theretofore authenticated and issued (other than destroyed, lost or wrongfully taken Securities of the applicable series that have been replaced or paid) have been delivered to the Registrar for cancellation; or

(ii)                all outstanding Securities of the applicable series not theretofore delivered to the Registrar for cancellation:

(1)                have become due and payable,

(2)                will become due and payable at their Stated Maturity within one year, or

(3)                will be scheduled for redemption within one year in the case of clause (1) or (2) above or this clause (3), has deposited or caused to be deposited with the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) as funds (immediately available to the Holders of the applicable series of Securities in the case of clause (1)) in trust for such purpose an amount of cash or, in the case of clause (2) or this clause (3), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, in the case of clause (2) or this clause (3), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose), to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, Additional Amounts, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)                the Company has paid all other sums payable by it hereunder; and

(c)                 the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

However, the obligations of the Company in Section 2.04, Section 2.07, Section 2.08, Section 3.02 and this Section 7.01, the obligations of the Company and any Guarantor in Section 6.07, Section 6.08, and Section 7.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive the satisfaction and discharge of this Indenture until the Securities of the applicable series are no longer outstanding. Thereafter, only the obligations of the Company and any Guarantor in Section 6.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive with respect to such series of Securities.

SECTION 7.02.                          Legal Defeasance. The Company and any Guarantor may, subject as provided herein, terminate by legal defeasance all of their obligations with respect to any series of Securities if:

(a)                 the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose), to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose), the principal of and premium, if any, Additional Amounts, if any and interest, if any, on all Securities of that series on each date that such principal, premium, if any, Additional Amounts, if any, or interest, if any, is due and payable and to pay all other sums payable by it hereunder; provided that the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, Additional Amounts, if any, and interest, if any, with respect to the Securities of that series as the same shall become due;

(b)                the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to such legal defeasance have been complied with, and an Opinion of Counsel to the same effect;

(c)                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(iv) and Section 5.01(v) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) with respect to such series of Securities;

(d)                the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that, based on a Revenue Ruling of the Internal Revenue Service or a private letter ruling of the Internal Revenue Service issued to the Company or the relevant Guarantor or a change in U.S. Federal income tax law occurring after the date of this Indenture, the Holders of such series of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.02 and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(e)                 such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

(f)                  such deposit and legal defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

In such event, payment of the series of Securities may not be accelerated because of an Event of Default, Article Nine, Article Fourteen and the other provisions of this Indenture shall cease to be of further effect with respect to that series of Securities (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging such legal defeasance.

However, the obligations of the Company in Section 2.04, Section 2.07, Section 2.08, Section 3.02 and this Section 7.02, the obligations of the Company and any Guarantor in Section 6.07, Section 6.08 and Section 7.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive such legal defeasance until the Securities of the applicable series are no longer outstanding. Thereafter, only the obligations of the Company and any Guarantor in Section 6.07 and the obligations of the Trustee and the Paying Agent in Section 7.06 shall survive with respect to such series of Securities.

The Company may exercise its option under this Section 7.02 notwithstanding its prior exercise of its Covenant Defeasance option under Section 7.03.

SECTION 7.03.   Covenant Defeasance. The Company and the Guarantor, if any, may, subject as provided herein and with respect to any series of Securities, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation with respect to such series of Securities, set forth in Section 3.03, Section 3.07 and Section 4.01 Article Nine and Article Fourteen, and such omission to comply with any of Section 3.03, Section 3.07, Section 4.01, Article Nine and Article Fourteen shall not constitute an Event of Default under Section 5.01 (“Covenant Defeasance”), with the remainder of this Indenture and such series of Securities unaffected thereby if:

(a)                 the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose), to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose), the principal of and premium, if any, Additional Amounts, if any and interest, if any, on all Securities of that series on each date that such principal, premium, if any, Additional Amounts, if any, or interest, if any, is due and payable and to pay all other sums payable by it hereunder; provided that the Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, Additional Amounts, if any, and interest, if any, with respect to the Securities as the same shall become due;

(b)                the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;

(c)                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(iv) and Section 5.01(v) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) with respect to such series of Securities;

(d)                the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of such series of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.02 and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(e)                 such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

(f)                  such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b); and

(g)                at the time of the deposit in Section 7.03(a) above, (A) no default in the payment of principal, premium or interest on any Senior Debt shall have occurred and be continuing or (B) no other event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either (A) or (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

SECTION 7.04.                          Government Obligations. In order to have money available on a payment date under Section 7.01, Section 7.02 and Section 7.03 to pay principal of or premium, if any, Additional Amounts, if any, or interest, if any, on the applicable series of Securities, the U.S. Government Obligations shall be payable as to principal or interest, if any, on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

SECTION 7.05.                          Application of Trust Money. The Trustee (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee acting for the Trustee for this purpose) or the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01, Section 7.02 and Section 7.03. Such money or U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Fourteen. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, Additional Amounts, if any, and interest, if any, on Securities of the applicable series with respect to which the deposit was made.

SECTION 7.06.                          Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium, if any, Additional Amounts, if any, or interest, if any, that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be sent to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 7.07.                          Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01, Section 7.02 or Section 7.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantor under this Indenture as it relates to the applicable series of Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01, Section 7.02 or Section 7.03, as the case may be, until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01, Section 7.02 or Section 7.03; provided, however, that if the Company or any Guarantor has made any payment of principal of or interest, if any, on any Securities of the applicable series because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE Eight
SUPPLEMENTAL INDENTURES

SECTION 8.01.                          Without Consent of Holders. The Company, each Guarantor, if any, the Trustee may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:

(i)                  to convey, transfer, assign, mortgage or pledge to the Trustee as security for any or all series of Securities any property or assets;

(ii)                to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Guarantor pursuant to Section 4.01 or Section 4.03;

(iii)              to add to the covenants of the Company or any Guarantor such further covenants, restrictions, conditions or provisions as the Company or any Guarantor and the Trustee shall consider to be for the protection of the Holders of any or all series of Securities, to surrender any right or power herein conferred upon the Company or any Guarantor, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of each series of affected Securities to waive such an Event of Default;

(iv)               to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, including, without limitation, with respect to any of the provisions of Article Fourteen; provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security outstanding;

(v)                to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(vi)               to establish the form or terms of Securities of any series as permitted by Article Two;

(vii)             to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of the Securities;

(viii)           to provide for uncertificated Securities in addition to or in place of certificated Securities, if any, provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(ix)               to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series denominated in one or more Foreign Currencies, currency units or composite currencies;

(x)                to provide for the issuance of Additional Securities and related Guarantees, if any, in accordance with this Indenture;

(xi)               to secure the Securities of any series;

(xii)              to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 6.08 or provide additional roles to any Trustee such as any Agent, authenticating agent, conversion agent or any other agent role specific to a particular series of Securities;

(xiii)             to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of this Indenture under the TIA;

(xiv)             to give effect to any provision of this Indenture; or

(xv)              to make any other change that does not adversely affect the rights of any Holder.

Upon the request of the Company and each Guarantor, if any, accompanied by a resolution of the Board of Directors of each of the Company and each Guarantor, if any, authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee and the Securities

Administrator of the documents described in Section 8.06, the Trustee shall join with the Company and each Guarantor, if any, in the execution of such supplemental indenture. After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall send to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.02.                          With Consent of Holders. Except as provided below in this Section 8.02, the Company, each Guarantor, if any, the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer for the Securities or a series of Securities or a solicitation of consents in respect of the Securities or a series of Securities, provided that such offer or solicitation is made to all Holders of the applicable series of Securities then outstanding on equal terms) of the Holders of at least a majority in aggregate principal amount of the series of Securities affected by such supplemental indenture then outstanding affected thereby.

The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the applicable Securities (including waivers obtained in connection with a tender offer for such Securities or a solicitation of consents in respect of such Securities.

Upon the request of the Company and each Guarantor, if any, accompanied by a resolution of the Board of Directors of each of the Company and each Guarantor, if any, authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and each Guarantor, if any, in the execution of such supplemental indenture. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall send to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 8.02 may not:

(i)                 extend the final maturity of the principal of any of the Securities;

(ii)                reduce the principal amount of any of the Securities (including reducing the amount of the principal of a Discount at Issue Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02);

(iii)               reduce the rate or extend the time of payment of interest, including default interest, Additional Amounts or any change in the Floating or Adjustable Rate Provision pursuant to which such rate is determined that would reduce such rate for any period, if any, on any of the Securities;

(iv)               reduce any amount payable on redemption of any of the Securities;

(v)                change the currency in which the principal of or premium, if any, Additional Amounts, if any, or interest, if any, on any of the Securities is payable;

(vi)               impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, Additional Amounts, if any, or interest, if any, on any Security pursuant to Section 5.07 and Section 5.08, except as limited by Section 5.06;

(vii)              make any change in the percentage of principal amount of the Securities necessary to waive compliance with or to modify certain provisions of this Indenture pursuant to Section 5.04 or Section 5.07 or this clause of this Section 8.02;

(viii)             waive a continuing Default or Event of Default in the payment of principal of or premium, if any, Additional Amounts, if any, or interest, including default interest, if any, on the Securities; or

(ix)               make any change in the subordination provisions of this Indenture that would adversely affect the Holders.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities as of a record date fixed by the Company in accordance with Section 8.04 of this Indenture.

SECTION 8.03.                          Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 8.04.                          Revocation and Effect of Consents. A consent to an amendment, a supplement or a waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, and a consent thereto given in connection with a tender of a Holder’s Securities shall not be rendered invalid by such tender.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action with respect to the Securities under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the series of Securities unless it is of the type described in any of Section 8.02(i) through Section 8.02(viii). In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 8.05.                          Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

SECTION 8.06.                          Trustee to Sign Amendments, etc. The Trustee shall sign any supplemental indenture authorized pursuant to this Article Eight if the supplemental indenture does not adversely affect the applicable rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such supplemental indenture, the Trustee shall receive, and subject to Section 6.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officers’ Certificate, as conclusive evidence that all conditions precedent to such supplemental indenture have been complied with, that such supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and each Guarantor, if any, in accordance with its terms.

SECTION 8.07.                          Subordination Unimpaired. No provisions in any supplemental Indenture that affect the superior position of the holders of Senior Debt shall be effective against holders of Senior Debt.

ARTICLE Nine
GUARANTEES OF SECURITIES

SECTION 9.01.                          Guarantees of Securities. Any series of Securities may be guaranteed by one or more of the Guarantor and any other Guarantor. The terms and the form of any such Guarantee will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE Ten
REDEMPTION

SECTION 10.01.                        Applicability of Article. The provisions of this Article Ten shall be applicable to each series of Securities except as otherwise specified as contemplated by Section 2.02 for such series of Securities.

SECTION 10.02.                        Notices to Trustee. If the Company elects to redeem the Securities of a series pursuant to the redemption provisions of Section 10.08, it shall furnish to the Trustee, at least five days before notice of such redemption is to be given pursuant to Section 10.04 (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate setting forth the Redemption Date, the principal amount of such Securities to be redeemed and the Redemption Price (or the method of calculating the Redemption Price).

SECTION 10.03.                        Selection of Securities to be Redeemed. If less than all of the Securities of a series are to be redeemed, the Registrar shall select the Securities to be redeemed by such method as the Registrar in its sole discretion shall deem fair and appropriate. The particular Securities to be redeemed shall be selected by the Registrar from the outstanding Securities of the applicable series not previously called for redemption.

The Registrar shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 10.04.                        Notices to Holders.

(a)                At least 20 days but not more than 75 days before a Redemption Date (unless a different notice period is specified in the applicable Securities), the Company shall give in conformity with Section 15.02 a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed (including CUSIP, ISIN or similar numbers, if any) and shall state:

(i)                the Redemption Date;

(ii)               the Redemption Price (or the method of calculating the Redemption Price);

(iii)              if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(iv)              the name and address of the Paying Agent;

(v)              that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(vi)              that unless the Company defaults in making the redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and

(vii)             the aggregate principal amount of Securities being redeemed.

(viii)           If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b)                At the Company’s request, the Paying Agent or Registrar shall give the notice required in Section 10.04(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the requested delivery date (unless the Trustee consents in writing to a shorter period), an Officers’ Certificate requesting that the Paying Agent or Registrar give such notice and setting forth the information to be stated in such notice as provided in Section 10.04(a).

SECTION 10.05.                        Effect of Notices of Redemption. Once notice of redemption is given pursuant to Section 10.04, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price, plus accrued and unpaid interest, if any, up to, but not including, the Redemption Date; provided, however, that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, if any, any accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 10.06.                        Deposit of Redemption Price. At or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date, plus accrued and unpaid interest thereon, if any, up to, but not including, the Redemption Date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

If the Company complies with the preceding paragraph, interest on the Securities, if any, or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest, if any, will be paid on the unpaid principal, premium, if any, and Additional Amounts, if any, from the Redemption Date until such principal, premium, if any, and Additional Amounts, if any, are paid and, to the extent lawful, on interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

SECTION 10.07.                        Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of an Issuer Order, the Trustee or, as the case may be, an Authenticating Agent, shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 10.08.                        Optional Redemption. The Securities may be redeemed at any time on such terms and subject to such conditions as are specified in such Securities or supplemental Indenture.

Any redemption pursuant to this Section 10.08 shall be made, to the extent applicable, pursuant to the provisions of Section 10.02 through Section 10.07.

ARTICLE Eleven
CONVERSION OF SECURITIES

SECTION 11.01.                        Conversion of Securities. Any series of Securities may, if so specified in accordance with Section 2.02, be convertible or exchangeable into any securities or property of the Company or an Affiliate of the Company. The terms and the form of any such conversion right will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE Twelve
SINKING FUNDS

SECTION 12.01.                        Sinking Funds. Any series of Securities may, if so specified in accordance with Section 2.02, have a requirement for a sinking fund for the retirement of Securities of such series. The terms and requirements of any such sinking fund and the related payments will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE Thirteen
REPAYMENT AT OPTION OF HOLDERS

SECTION 13.01.                        Repayment at Option of Holders. Any series of Securities may, if so specified in accordance with Section 2.02, have provisions for the repayment of such Securities before their Maturity at the option of Holders of Securities of such series. The terms and requirements of any such repayment and option will be established in the manner contemplated by Section 2.02 for that particular series of Securities.

ARTICLE Fourteen
SUBORDINATION OF SECURITIES

SECTION 14.01.                        Securities Subordinated to Senior Debt. (a) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder, by his acceptance of any securities hereunder, likewise covenants and agrees, that the payment of the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

(a)                 If:

(i)                  the Company shall default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or

(ii)                any other default shall occur with respect to Senior Debt and the maturity of such Senior Debt has been accelerated in accordance with its terms, then, upon written notice of such default to the Company and the Trustee by the holders of Senior Debt or any trustee therefor, unless and until, in either case, the default has been cured or waived or has ceased to exist, or, any such acceleration has been rescinded or such Senior Debt has been paid in full, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on any of the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof).

(b)                If any default occurs (other than a default described in Section 14.01(b)) under the Senior Debt, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or at the expiration of any applicable grace periods (a “Senior Nonmonetary Default”), then, upon the receipt by the Company and the Trustee of written notice thereof (a “Payment Blockage Notice”) from or on behalf of holders of such Senior Debt of the Company specifying an election to prohibit such payment and other action by the Company in accordance with the following provisions of this Section 14.01(c), the Company may not make any payment or take any other action that would be prohibited by Section 14.01(b) during the period (the “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice and ending on the earlier of (i) the date, if any, on which the holders of such Senior Debt or their representative notifies the Trustee that such Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Debt to which such Senior Nonmonetary Default relates is discharged or (ii) the 179th day after the date of receipt of such Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Company may resume payments on the Securities following such Payment Blockage Period.

SECTION 14.02.                        Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the Holders by a lawful plan or reorganization under applicable bankruptcy law):

(a)                 the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, premium, if any, interest, and any interest thereon, due thereon before the Holders are entitled to receive any payment upon the principal, premium, Additional Amounts, interest of or on the Securities or interest on overdue amounts thereof;

(b)                any payment or distribution of assets of the Company, any Guarantor or any other obligor upon the Securities of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee (on behalf of the Holders) would be entitled except for the provisions of this Article Fourteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, interest, if any, and any interest thereon, on the Senior Debt of the Company held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(c)                 in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, any Guarantor (if applicable) or any other obligor upon the Securities of any kind or character, whether in cash, property or securities, shall be received by the Trustee (on behalf of the Holders) or the Holders before all Senior Debt is paid in full, such payment or distribution shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt until the principal, premium, interest, and any interest thereon, of or on the Securities shall be paid in full and no such payments or distributions to the Holders of cash, property or securities otherwise distributable to the Senior Debt shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of such Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article Fourteen.

The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders or the Company moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article Fourteen. The rights and claims of the Trustee under Section 6.07 shall not be subject to the provisions of this Article Fourteen.

If the Trustee or any Holder does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Debt is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

SECTION 14.03.                        Payments on Securities Permitted. Nothing contained in this Indenture or in any of the Securities shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Section 14.01 and Section 14.02, payments of principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Securities or (ii) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on the Securities unless the Trustee shall have received at the Corporate Trust Office of the Trustee written notice of any event prohibiting the making of such payment two Business Days (A) prior to the date fixed for such payment, (B) prior to the execution of an instrument to satisfy and discharge this Indenture based upon the deposit of funds, (C) prior to the execution of an instrument acknowledging the defeasance of such Securities pursuant to Section 7.02 or (D) prior to any deposit pursuant to Section 7.03(a) with respect to such Securities.

SECTION 14.04.                        Authorization of Holders to Trustee to Effect Subordination. Each Holder by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 14.05.                        Notices to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of the Trustee of any fact known to the Company which would prevent the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Fourteen or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Debt or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Debt or from the trustee for or representative of any Senior Debt together with proof satisfactory to the Trustee of such holding of such Senior Debt or of the authority of such trustee or representative; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of principal and premium, if any, Additional Amounts, if any, and interest, if any, on any Security) or the date on which the Trustee shall execute an instrument acknowledging satisfaction and discharge of this Indenture or the defeasance of Securities pursuant to Section 7.02 or the date on which a deposit pursuant to Section 7.03(a) is made, the Trustee shall not have received with respect to such moneys or the moneys deposited with it as a condition to such satisfaction and discharge or defeasance the notice provided for in this Section 14.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 14.06.                        Trustee as a Holder of Senior Debt. The Trustee shall be entitled to all the rights set forth in this Article Fourteen in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 14.07.                        Modification of Terms of Senior Debt. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing such Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from Holders or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Fourteen or of the Securities relating to the subordination thereof

ARTICLE Fifteen
MISCELLANEOUS

SECTION 15.01.                        Trust Indenture Act Controls. Any reference to a requirement under the TIA shall apply to this Indenture irrespective of whether or not this Indenture is then qualified thereunder. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (or in any other indenture qualified thereunder), the provision required by the TIA shall control.

SECTION 15.02.                        Notices. Any notice or communication by the Company, the Guarantor, if any, the Trustee to the others is duly given if in writing and delivered in person, by facsimile or by overnight air courier guaranteeing next day delivery or if mailed by first-class mail (registered or certified, return receipt requested), in each case to the other’s address:

If to either the Company or the Guarantor, if any, to it at:

Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Attention: General Counsel
Facsimile: (281) 775-8431

If to the Trustee:

[_____________]

Each of the Company, the Guarantor, if any, and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar; provided, however, if the Holder is the Depositary (or its nominee) any notice or communication to such Holder shall be given in accordance with the Depositary’s rules and procedures. Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor sends a notice or communication to Holders, it shall send a copy to the Trustee at the same time.

All notices or communications, including, without limitation, notices to the Trustee or the Company or any Guarantor by Holders, shall be in writing, except as set forth below, and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice or communication required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 15.03.                        Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Guarantor, if any, the Trustee, each Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 15.04.                        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or any Guarantor shall furnish to the Trustee:

(i)                an Officers’ Certificate (which shall include the statements set forth in Section 15.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)               an Opinion of Counsel (which shall include the statements set forth in Section 15.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 15.05.                        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)              a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 15.06.                        Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 15.07.                        Legal Holidays. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

SECTION 15.08.                        No Recourse Against Others. A director, officer, employee or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 15.09.                        Governing Law; Jury Trial Waiver. This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law. EACH OF THE COMPANY, THE GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15.10.                        Consent to Jurisdiction and Service of Process. Where a Guarantor, if any, is not organized under the laws of the United States (including the States thereof and the District of Columbia), such Guarantor hereby or immediately upon becoming a Guarantor appoints the Company as the authorized agent thereof (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, by the Holder of any Security, and to the fullest extent permitted by applicable law, such Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor’s acceptance of such appointment, shall have occurred. Such Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon such Guarantor. Notwithstanding the foregoing, any action against such Guarantor arising out of or based on any Security or the Guarantees may also be instituted by the Holder of such Security in any court in the jurisdiction of organization of such Guarantor, and such Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company hereby accepts the foregoing appointment, as applicable, as agent for service of process.

SECTION 15.11.                        Waiver of Immunity. To the extent that the Guarantor, if any, or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, the Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 15.12.                        Judgment Currency. The Guarantor, if any, agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 15.13.                        No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor, if any, or any other Subsidiary of the Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 15.14.                        Successors. All agreements of the Company and the Guarantor, if any, in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 15.15.                        Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.16.                        Counterpart Originals. The parties may sign any number of copies of this Indenture by manual or facsimile signature. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 15.17.                        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 15.18.                        Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it beyond understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 15.19.                        Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

NABORS INDUSTRIES, INC.

By:
Name:
Title:

Trustee:

[_____________]

By:
Name:
Title:

Guarantor, if any:

By:
Name:
Title:

Guarantor, if any:

By:
Name:
Title:

EXHIBIT A

Face of Security

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED TN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE TN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (T) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED TN WHOLE BUT NOT TN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED TN WHOLE OR TN PART FOR SECURITIES TN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR TTS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED TN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

*       This paragraph should be included only if the Security is a Global Security.

Exhibit A-1

NABORS INDUSTRIES, INC.
SUBORDINATED NOTE DUE

No.
CUSIP No. [$]
[ISIN:].
[Common Code:]

Nabors Industries, Inc., a Delaware corporation (the “Company”), for value received promises to pay to or registered assigns, the principal sum of [Dollars] [if applicable, insert one or more foreign currencies, currency units or composite currencies] [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on .

[if applicable, insert — Interest Payment Dates:

Record Dates: ]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

NABORS INDUSTRIES, INC.

By:

Certificate of Authentication:
[_____________]

as Authenticating Agent, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

*       This phrase should be included only if the Security is a Global Security.

Exhibit A-2

REVERSE OF SECURITY
NABORS INDUSTRIES, INC.
SUBORDINATED NOTE DUE

This Security is one of a duly authorized issue of Subordinated Notes due (the “Securities”) of Nabors Industries, Inc., a Delaware corporation (the “Company”).

[if applicable, insert — 1. Interest. The Company promises to pay interest on the principal amount of this Security at [a rate of % per annum][if the Security is a Floating or Adjustable Rate Security, insert — a rate per annum [computed/determined] in accordance with the [insert defined name of Floating or Adjustable Rate Provision] set forth below], [if the Security is to bear interest at a rate determined with reference to an index, refer to description of index below] until the principal hereof is paid or made available for payment. The Company will pay interest on (each an “Interest Payment Date”), beginning , or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from ; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, Additional Amounts, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate [if applicable, insert — then in effect on the Securities][if applicable, insert — of % per annum (to the extent that the payment of such interest shall be legally enforceable)]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[if applicable, insert — 2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and Additional Amounts, if any, and interest on this Security in money of the [United States of America] that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Additional Amounts, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, Additional Amounts, if any, and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the [United States] if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Exhibit A-3

3.                   Ranking [if applicable, insert — and Guarantees.] This Security is subordinated in right of payment to Senior Debt as set forth in the Indenture hereinafter referred to, is an unsecured obligation of the Company [if applicable, insert — and is guaranteed pursuant to guarantees (the “Guarantees”) by [Nabors Industries Ltd., a Bermuda exempted company/ ] (the “Guarantor”). The Guarantees are unsecured obligations of the Guarantor. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees set forth in the Indenture except where the context otherwise requires.]

[if applicable, insert — and is guaranteed pursuant to guarantees (the “Guarantees “) by Nabors Industries Ltd., a Bermuda exempted company, and (jointly, the “Guarantor” unless the context implies otherwise). The Guarantees are unsecured obligations of each Guarantor for which each is jointly and severally liable. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees set forth in the Indenture except where the context otherwise requires.]

[if the Security is a Floating or Adjustable Rate Security with respect to which the principal, premium, if any, or interest, if any, may be determined with reference to an index, insert the text of the Floating or Adjustable Rate Provision.]

[if applicable, insert — 4. Optional Redemption.

(a) This Security is redeemable, in whole or in part, at any time, at the Company’s option, at a Redemption Price equal to [the greater of (1) 100% of the principal amount of this Security then outstanding to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), if any, computed by discounting such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of basis points plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker, plus accrued and unpaid interest hereon, if any, up to, but not including, the Redemption Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 10.05 of the Indenture).]

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the yield (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) (if no maturity is within three months before or after the remaining term of this Security, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date.

“Independent Investment Banker” means , or if such firm is unwilling or unable to serve as such, and independent investment and banking institution of national standing appointed by the Trustee.

“Optional Redemption Reference Treasury Dealer” means each of up to five dealers to be selected by the Company [if applicable, insert — and the Guarantor], and [its/their] respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. governmental securities dealer (a “Primary Treasury Dealer”), the Company [and the Guarantor] will substitute for it another Primary Treasury Dealer.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of this Security.

“Optional Redemption Comparable Treasury Price” means (1) the average of five Optional Redemption Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

Exhibit A-4

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.]

[if applicable, insert — The sinking fund for Securities of this series provides for the redemption on in each year beginning with the year and ending with the year of [not less than [$] (“mandatory sinking fund”) and not more than] [$] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due).]

[If the Security is convertible into or exchangeable for other securities or property, specify the conversion or exchange features and the form of conversion notice pursuant to the Indenture.]

[If the Security is not a Discount at Issue Security, insert — If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is a Discount at Issue Security, insert — If an Event of Default with respect to the Securities shall occur and be continuing, an amount of principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [Insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest, if any, on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities shall terminate.]

5.                   Paying Agent and Registrar. Initially, [_____________], will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. [if applicable, insert — The Guarantor or any of its Subsidiaries may act in any such capacity.]

6.                   Indenture. The Company issued this Security under an Indenture dated as of [_____________] (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company [if applicable, insert —, the Guarantor] and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security [if applicable, insert — and the Guarantees] [is/are] subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are [secured/unsecured] obligations of the Company. The Company initially has issued [$] aggregate principal amount of Securities.

The Company may issue Additional Securities under the Indenture. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7.                   Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

Exhibit A-5

8.                   Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.                   Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented to the extent they effect the Securities or their Holders with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company [and the Guarantor] with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or premium, if any, Additional Amounts, if any, or interest, if any, on the Securities) by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company[, the Guarantor] and the Trustee may amend or supplement the Indenture or this Security to: (i) convey, transfer, assign, mortgage or pledge to the Trustee as security for this Security any property or assets; (ii) to evidence the succession of another entity to the Company [or the Guarantor], or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company [or the Guarantor] pursuant to Section 4.01 or Section 4.03 of the Indenture; (iii) to add to the covenants of the Company [or the Guarantor] such further covenants, restrictions, conditions or provisions as the Company [or the Guarantor] and the Trustee shall consider to be for the protection of the Holders of Securities, to surrender any right or power conferred upon the Company [or the Guarantor], and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default; (iv) to add to, change or eliminate any of the provisions of the Indenture in respect of the Securities including without limitation, with respect to any of the provisions of Article Fourteen of the Indenture; provided that any such addition, change or elimination (1) shall neither (A) apply to Securities created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (2) shall become effective only when there is no such Security outstanding; (v) to add any additional Events of Default for the benefit of the Holders of the Securities; (vi) to establish the form or terms of Securities of any series as permitted by Article Two of the Indenture; (vii) to cure any ambiguity or omission or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of this Security; (viii) to provide for uncertificated Securities in addition to or in place of certificated Securities, subject to any restrictions contained in the Indenture; (ix) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities denominated in one or more Foreign Currencies, currency units or composite currencies; (x) to provide for the issuance of Additional Securities and related Guarantees, if any, in accordance with the Indenture; (xi) to secure the Securities; (xii) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under Indenture by more than one Trustee pursuant to the requirements of the Indenture or provide additional roles to any Trustee such as any Agent, authenticating agent, conversion agent or any other agent role to the Securities; (xiii) to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of the Indenture under the TIA; (xiv) to effect any provision of the Indenture; or (xv) to make any other change that does not adversely affect the rights of any Holder.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

Exhibit A-6

10.                Defaults and Remedies. Events of Default include: (i) default in the payment of the principal of or premium, if any, on any Security at its Maturity, and continuance of such default for a period of 10 days; or (ii) default in the payment of interest, if any, or Additional Amounts, if any, upon any of the Securities when they become due and payable, and continuance of such default for a period of 30 days; or (iii) default in the performance or observance, or breach, of any covenant of the Company [or any Guarantor] in any Security or the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture as it relates to this series of Securities specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company [and the Guarantor] by the Trustee or to the Company[, the Guarantor] and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events specified in the Indenture relating to the bankruptcy, insolvency or reorganization of the Company [or any Guarantor]; or (v) the Guarantees cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or any Guarantor denies or disaffirms its obligations under such Guarantees.]

If an Event of Default (other than an Event of Default referred to in clause (iv) of the preceding paragraph) with respect to this Security occurs and is continuing, the Trustee by notice to the Company [and the Guarantor], or by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company[, the Guarantor] and the Trustee, may declare all of the then outstanding Securities to be due and payable immediately. If an Event of Default referred to in such clause (iv) occurs, acceleration of all amounts payable on the Securities shall be automatic. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, Additional Amounts, if any, and accrued and unpaid interest, if any, to the date of payment. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee does require indemnity reasonably satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, Additional Amounts, if any, or interest, if any) if it determines that withholding notice is in their interests. Each of the Company [and the Guarantor] must furnish an annual compliance certificate to the Trustee.

11.                Additional Amounts. If the Company [or the Guarantor] is required to withhold or deduct any amount for or on account of any Taxes for any payment made under or with respect to this Security, it will pay any Additional Amounts.

12.                Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture.

13.                Trustee Dealings with the Company [and the Guarantor]. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company[, the Guarantor] or any of [its/their] Affiliates with the same rights it would have if it were not the Trustee.

14.                No Recourse Against Others. A director, officer, employee or stockholder of the Company [or the Guarantor], as such, shall not have any liability for any obligations of the Company [or the Guarantor] under this Security[, the Guarantees] or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

15.                Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

16.                CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

Exhibit A-7

17.                Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                Governing Law. The Indenture[, the Guarantees] and this Security shall be governed by and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Attention: General Counsel
Telephone No.: (281) 874-0035
Telecopier No.: (281) 775-8431

Exhibit A-8

[if applicable, insert — FORM OF NOTATION ON SECURITY
RELATING TO GUARANTEES

The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, Additional Amounts, if any, and interest, if any, on these Securities and all other amounts due and payable under the Indenture and these Securities by the Company.

The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Nine of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantor

NABORS INDUSTRIES LTD.

By:

Name:

Title:

By:

Name:

Title:

Exhibit A-9

ASSIGNMENT FORM
To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)
(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory, Trustee

**       This Schedule should be included only if the Security is a Global Security.

Exhibit A-11

[FORM OF CONVERSION NOTICE]

To Nabors Industries, Inc.:

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $2,000 or an integral multiple of $1,000 in excess thereof) below designated, into shares of [describe the “Exchange Securities,” which are the securities into which this Security is convertible or for which this Security is exchangeable], in accordance with the terms of the Indenture, and directs that the [Exchange Securities] issuable and deliverable upon the conversion, together with any check in payment for fractional [Exchange Securities] and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a record date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date, if any, of the principal of this Security to be converted. If [Exchange Securities] are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal Amount to be Converted (which is $1,000 or an integral multiple of $1,000 in excess thereof, if less than all [if applicable, insert the equivalent thereof in one or more Foreign Currencies, currency units or composite currencies]):

[$] Dated
Signature

[If applicable, Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee]

Exhibit A-12

Fill in for registration of Exchange Securities and Security if to be issued otherwise than to the registered holder.

(Name)

(Address)
Please print Name and Address (including zip code)

Social Security or other Taxpayer Identifying Number:

Exhibit A-13